EXHIBIT 99.1

Cracker Barrel	POST OFFICE BOX 787
Old Country Store [Logo]	LEBANON, TENNESSEE
37088-0787
NASDAQ : CBRL

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL TO PRESENT AT THREE CONFERENCES IN MARCH

LEBANON, Tenn. – February 15, 2011 – Cracker Barrel Old Country Store, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in three conferences in March.  On March 1, the Company will be participating in the KeyBanc Capital Markets® Consumer Conference at the InterContinental New York Barclay hotel.  The Company will give a presentation at the Raymond James 32nd Annual Institutional Investors Conference at the JW Marriott Grande Lakes in Orlando at 4:35 p.m. Eastern Time on March 8.   On March 9, the Company will be presenting at the Bank of America Merrill Lynch Consumer Conference at the Palace Hotel in New York City at 1:50 p.m. Eastern Time.

Chairman and Chief Executive Officer Michael A. Woodhouse and Senior Vice President and Chief Financial Officer Lawrence E. Hyatt will be speaking at the conferences.

The live broadcast of the presentations at the Raymond James and Bank of America Merrill Lynch Conferences will be available on-line in the Events area of the Company’s website at investor.crackerbarrel.com.  An on-line replay of the webcast will be available for two weeks afterward.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 598 Cracker Barrel Old Country Store® restaurants and gift shops located in 42 states.

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